                                                                 EXHIBIT 10.2


                                                    Mail Suite 0088
                                                    One First National Plaza
                                                    Chicago, Illinois 60670-0088
                                                    Telephone: (312) 732-2532
                                                    Fax:       (312) 732-1117

DEBORAH E. STEVENS
Managing Director




November 1, 1998

Illinois Tool Works Inc.
3600 W. Lake Avenue
Glenview, Illinois  60025-5811

Attention: Michael J. Robinson

Dear Mike:

The First National Bank of Chicago (the "Lender") is pleased to establish a line of credit in favor of Illinois Tool Works Inc. (the "Borrower") in the amount of $350,000,000 which shall continue from November 1, 1998 through January 30, 1999 (the "Maturity Date") unless the line of credit is terminated on an earlier date as set forth below.

(a) Loans under this line of credit will be evidenced and governed by the Lender's standard form of master note (the "Note"), a copy of which is attached hereto, and will bear interest, at the Borrower's option, at:

   (i) a rate equal to the sum of the Lender's corporate base rate of interest announced by the Lender from time to time changing when and as the corporate base rate changes, with interest payable on the last day of each month, on the Maturity Date, and on demand thereafter; or

   (ii) subject to availability and for a maturity to be agreed upon, at a fixed rate equal to the sum of .30% per annum plus the Eurodollar rate, where the Eurodollar rate is the rate at which deposits in U.S. dollars in the amount and for a maturity corresponding to that of the loan are offered by the Lender in the offshore interbank market at approximately 10 a.m. (Chicago time) two business days prior to the date on which such loan is made, adjusted for maximum statutory reserve requirements; or

   (iii) subject to availability and for a maturity to be agreed upon, at such other fixed rate as we may mutually agree upon from time to time.

(b) The Borrower will pay a fee of .04% per annum on the average daily unborrowed amount of this line of credit, the fee to accrue from and including the date of this letter until the line of credit expires or is terminated. The fee shall be payable on the last day of each month hereafter, on the Maturity Date and on demand thereafter.

(c) No interest period for or maturity of a loan hereunder shall extend beyond the Maturity Date. Interest and fees will be computed on the basis of actual days elapsed on a 360-day year basis.

(d) The Borrower will use the proceeds of the loans hereunder for general corporate purposes, commercial paper back-up, "Friendly Acquisitions" and other Acquisitions specifically consented to by the Lender.

     "Friendly Acquisition" means an Acquisition which has been either (a) not disapproved by the board of directors of the corporation, or the managing body of the firm, which is the subject of such Acquisition after such board or managing body has been given the opportunity to consider such Acquisition or (b) recommended by such board to the shareholders of such corporation and, if required by applicable law, approved by such shareholders, and excluding in any event any Acquisition involving an "unfriendly" or contested tender offer.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any Subsidiary (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or in a series of transactions) at least 25% (in number of votes) of the equity securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

(e) The Borrower will provide the Lender with appropriate resolutions, incumbency certificates, and an opinion of counsel before borrowing.

(f) The Borrower will perform, comply with and observe for the Lender's benefit the agreements set forth in the Credit Agreement dated as of September 30, 1998, by and between the Borrower, the Lenders party thereto, and The First National Bank of Chicago, as Agent, (the "Agreement"). For purposes hereof, the provisions of the Agreement, together with related definitions and ancillary provisions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the Lender's benefit as in effect on the date hereof, whether or not the Agreement remains in effect or is amended, waived or otherwise modified by the parties thereto. A Default under and as defined in the Agreement or the note issued thereunder shall constitute an event of default under the Note, which shall entitle the Lender to accelerate the Note and to exercise any and all of the remedies set forth in the Note. The Borrower may not borrow under this line of credit if there exists any Default under and as defined in the Agreement or the note issued thereunder or if there exists any event which, with giving of notice, or lapse of time, or both, would be a Default, or if the Borrower is unable to satisfy any conditions to lending set forth in the Agreement.

(g) The Lender shall have no obligation to make a loan hereunder (and all outstanding loans and accrued and unpaid interest, at the option of the Lender, may be declared immediately due and payable without notice) if (i) there is any failure by the Borrower to pay principal, interest, fees, or other obligations when due under this letter, the Note, or any other agreement or arrangement with the Lender, (ii) there exists any default under the Note, or any violation or failure to comply with any provision of the Note, or this letter, (iii) any litigation is pending or threatened against the Borrower or any Subsidiary which might have a material adverse effect on the financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (iv) there is a default under any agreement governing indebtedness of the Borrower or any Subsidiary, (v) any petition is filed by or against the Borrower or any Subsidiary under the Federal Bankruptcy Code or similar state law, or (vi) the Borrower or any Subsidiary becomes insolvent, howsoever evidenced.

     "Subsidiary" means (i) any corporation if more than 50% of the outstanding securities having ordinary voting power owned or controlled, directly or indirectly, by the Borrower or by one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization if more than 50% of the ownership interests having ordinary voting power are so owned or controlled. The Lender may require a certificate of compliance with these conditions from the Borrower's Chief Financial Officer or Treasurer as a condition to making any loan hereunder.

(h) The Lender may, with the Borrower's consent (which will not unreasonably be withheld), make assignments and sell participations in this line of credit, the Note and the loans made hereunder, and may disclose information pertaining to the Borrower to prospective assignees and participants. Any assignment will release the Lender of its funding obligation with respect to the amount assigned.

(i) This line of credit shall be effective as of the date of this letter when the Borrower has signed and returned to the Lender a copy of this letter.

(j) THIS LETTER AND THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAW (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, GIVING EFFECT, HOWEVER, TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE BORROWER AND THE BANK EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LETTER OR THE NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER.OR THEREUNDER.

Very truly yours,

THE FIRST NATIONAL BANK OF CHICAGO

By: /s/ DEBORAH STEVENS
   --------------------------------------------
Title: Authorized Agent
      -----------------------------------------
Accepted and agreed:

ILLINOIS TOOL WORKS INC.

By: /s/ MICHAEL J. ROBINSON
   --------------------------------------------

Title: Vice President & Treasurer
      -----------------------------------------

Date:  October 28, 1998
      -----------------------------------------

                                  MASTER NOTE
                           (FIXED AND FLOATING RATES)


                                                               Chicago, Illinois
                                                                November 1, 1998

$350,000,000

     FOR VALUE RECEIVED, Illinois Tool Works Inc. (the "Borrower") promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Bank"), in lawful money of the United States at the office of the Bank at One First National Plaza, Chicago, Illinois, or as the Bank may otherwise direct, the lesser of Three Hundred Fifty Million Dollars ($350,000,000) or the aggregate outstanding unpaid principal amount of loans evidenced hereby ("Loans"), together with interest as provided below.

     Any person authorized to borrow on behalf of the Borrower (an "Authorized Person") may request a Loan by telephone or telex. The Borrower agrees that the Bank is authorized to honor requests which it believes, in good faith, to emanate from an Authorized Person, whether in fact that be the case or not.

     Loans may bear interest at either a fixed rate ("Fixed Rate Loans") or a floating rate ("Floating Rate Loans"). Loans shall be Floating Rate Loans unless the Bank and the Borrower agree to a fixed rate for a specific maturity at or before the time of borrowing. Fixed Rate Loans shall be payable at maturity and Floating Rate Loans shall be payable on demand. Interest on each Fixed Rate Loan shall be payable upon the maturity of such Fixed Rate Loan and, in the case of a Fixed Rate Loan with an original maturity in excess of three months, interest shall also be payable on the last day of each three-month interval while such Fixed Rate Loan is outstanding. Floating Rate Loans shall bear interest at a rate equal to the corporate base rate of interest announced by the Bank from time to time, changing when and as the corporate base rate changes. Interest on Floating Rate Loans shall be payable on the last day of
each month and on demand.   A Fixed Rate Loan not paid at maturity (whether by
acceleration or otherwise) and a Floating Rate Loan not paid on demand shall bear interest at a rate equal to the sum of the corporate base rate of interest announced by the Bank from time to time, plus 2% per annum, changing when and as the corporate base rate changes.

     Each payment of principal or interest hereunder shall be made in immediately available funds. If any payment shall become due and payable on a Saturday, Sunday or legal holiday under the laws of Illinois, such payment shall be made on the next succeeding business day in Illinois and any such extended time of the payment of principal or interest shall be included in computing interest. All interest hereunder shall be computed for the actual number of days elapsed on a 360-day year basis. The Borrower hereby authorizes the Bank to deposit the proceeds of Loans to, and to charge payments of principal and interest against, the Borrower's deposit account with the Bank.

     A Fixed Rate Loan may not be prepaid prior to the agreed maturity of the Loan without the written consent of the Bank. If, for any reason, any payment of a Fixed Rate Loan occurs prior to maturity of such Loan, the Borrower will indemnify the Bank for any loss or cost which the Bank determines is attributable to such payment, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Loan. Loans bearing interest at a rate related to the corporate base rate may be prepaid by the Borrower, without premium or penalty.

     The Borrower hereby authorizes the Bank to record Loans, maturities, repayments, interest rates and payment dates on the schedule attached to this note or otherwise in accordance with the Bank's usual practice. The obligation of the Borrower to repay each Loan made hereunder shall be absolute and unconditional notwithstanding any failure of the Bank to enter such amounts on such schedule or to receive written confirmation of the transaction from the Borrower. If the Bank requests a written confirmation of a requested Loan, the Borrower will confirm the terms of each Loan by mailing a confirmation letter to the Bank signed by any authorized person. If the Bank elects to confirm the terms of a Loan to the Borrower, the Borrower will notify the Bank in writing within 10 days after the Borrower's receipt of such confirmation if it believes such confirmation to be inaccurate, and the Borrower hereby waives any right to contest the accuracy of such confirmation after such 10-day period. In the event of disagreement as to the terms of a transaction, the Bank's records shall govern, absent manifest error.

     If any change in any law, rule, regulation or directive (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) imposes any condition the result of which is to increase the cost to the Bank of making, funding or maintaining any Fixed Rate Loan or reduces any amount receivable by the Bank hereunder in connection with a Fixed Rate Loan, the Borrower shall pay the Bank the amount of such increased expense incurred or the reduction in any amount received which the Bank determines is attributable to making, funding and maintaining the Fixed Rate Loans.

     The Bank may, with the consent of the Borrower (which shall not be unreasonably withheld), elect to sell participations in or assign its rights under Loans. The Borrower agrees that if it fails to pay any Loan when due, any purchaser of an interest in such Loan shall be entitled to seek enforcement of this note if the purchaser is permitted to do so pursuant to the terms of the participation agreement between the Bank and such purchaser.

     The Borrower hereby authorizes the Bank and any other holder of an interest in this note (a "Holder") to disclose confidential information relating to the financial condition or operations of the Borrower (i) to any affiliate of the Bank or any Holder, (ii) to any purchaser or prospective purchaser of an interest in any Loan, (iii) to legal counsel, accountants, and other professional advisors to the Bank or any Holder, (iv) to regulatory officials,
(v) as requested or required by law, regulation, or legal process or (vi) in connection with any legal proceeding to which the Bank or any other holder is a party.

     Nothing in this note shall constitute a commitment to make loans to the Borrower. In addition to, and without limitation of, any rights of the Bank under applicable law, if any amount payable hereunder is not paid when due, there is any material adverse change in the Borrower's or any guarantor's financial condition, there is a default under any agreement governing indebtedness of the Borrower or any guarantor, any petition is filed by or against the Borrower or any guarantor under the Federal Bankruptcy Code or similar state law or if the Borrower or any guarantor becomes insolvent, howsoever evidenced, the Bank may declare all unpaid principal and interest on Fixed Rate Loans and unpaid fees immediately due and payable. If any amount payable hereunder is not paid when due or upon demand, as applicable, then any indebtedness from the Bank to the Borrower may be offset and applied toward the payment of all unpaid principal, interest and fees payable hereunder, whether or not such amounts, or any part thereof, shall then be due. The Borrower expressly waives any presentment, demand, protest or notice in connection with this note now, or hereafter, required by applicable law and agrees to pay all costs and expenses of collection.

     THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAW (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, GIVING EFFECT, HOWEVER, TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE BORROWER AND THE BANK EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER.


                                           ILLINOIS TOOL WORKS INC.

                                           By: /s/ MICHAEL J. ROBINSON


                                           Title: Vice President & Treasurer

                                    SCHEDULE

                      to be attached and become a part of
                    the Master Note dated November 1, 1998,
                      executed by Illinois Tool Works Inc.
                                 and payable to
                       The First National Bank of Chicago

                                                  If Fixed Rate Loan
                                                  Indicate
                                   If Demand                                        Unpaid
Date                               Floating Rate                                    Principal Balance   Initials of Person
of Transaction    Amount of Loan   Loan, Check Here    Maturity    Interest Rate    of Note             Making Notation
---------------------------------------------------------------------------------------------------------------------------------

                                                       One First National Plaza
                                                       Mail Suite 0088
                                                       Chicago, IL 60670-0088
                                                       Telephone: (312) 732-4137
                                                       Fax:       (312) 732-1117
NOREEN ST. LAWRENCE
Assistant Vice President


December 28, 1998

Illinois Tool Works Inc.
3600 W. Lake Avenue
Glenview, Illinois  60025

Attention: Michael J. Robinson

RE: EXTENSION LETTER - ILLINOIS TOOL WORKS INC.

Dear Mr. Robinson:

Pursuant to the Line of Credit Agreement dated November 1, 1998 by and between ILLINOIS TOOL WORKS INC. (the "Borrower") and The First National Bank of Chicago (the "Lender") this writing is intended to notify you of an extension from January 30, 1999 (the "Maturity Date") to March 31, 1999.

Please execute this Extension Letter by signing and returning it to my attention.

Sincerely,



ILLINOIS TOOL WORKS INC                THE FIRST NATIONAL BANK OF CHICAGO

BY: /s/ MICHAEL J. ROBINSON            BY:  /s/ DEBORAH STEVENS
   -------------------------------         -------------------------------------
ITS: Vice President and Treasurer      ITS:  Authorized Agent
    ------------------------------         -------------------------------------